Exhibit 10.20

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”) is executed as of September 25, 2015 by TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company, having an address at c/o TPG Real Estate Finance Trust, Inc., 888 7th Avenue, New York, New York 10106 (as such entity may be replaced in accordance with the terms of Section 11.19 of the Loan Agreement, as hereinafter defined, the “Guarantor”), for the benefit of DEUTSCHE BANK AG NEW YORK BRANCH, a branch of a foreign banking institution, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and/or assigns, “Lender”).

W I T N E S S E T H:

A. Pursuant to that certain Promissory Note, dated of even date herewith, executed by TPG RE Finance 9 LLC, a Delaware limited liability company (“Borrower”) and payable to the order of Lender in the maximum principal amount of $64,779,000 (together with all renewals, modifications, increases and extensions thereof, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is made pursuant to that certain Loan Agreement, dated of even date herewith, between Borrower and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B. Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor guarantees the payment and performance to Lender of the Guaranteed Obligations (as herein defined) in accordance with the provisions of this Guaranty.

C. Guarantor is the owner of direct or indirect interests in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Guarantor hereby irrevocably guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby covenants and agrees that it is a primary obligor of the Guaranteed Obligations.

(b) As used herein, the term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities, (ii) from and after the date that any Springing Recourse Event occurs, payment and performance of all of the Secured Obligations, (iii) Borrower’s obligation to fund Borrower’s Funding Percentage of Underlying Advance Request Amounts with respect to the Asset in accordance with Section 2.07(a) of the Loan Agreement and to the extent required in accordance with the Underlying Loan Agreement, and (iv) Borrower’s obligation to make Future Funding Paydowns in accordance with Section 2.07(b) of the Loan Agreement.

(c) Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Secured Obligations or to require that all collateral shall continue to secure all of the Secured Obligations owing to Lender in accordance with the Loan Documents.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor until such time as the Guaranteed Obligations are paid or otherwise discharged or satisfied in full. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note permitted under the terms of the Loan Agreement and shall not be discharged by the assignment or negotiation of all or part of the Note.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than with respect to the defense of payment of the Guaranteed Obligations.

Section 1.4 Payment By Guarantor. If all or any part of the Guaranteed Obligations is or shall give rise to a monetary obligation, and such monetary obligation shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within one (1) Business Day of receipt of written demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Pledge Agreement, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with the Asset, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) other than to the extent required by law, the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty (other than any written demand for payment expressly required under Section 1.4 hereof), the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all actual, out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by the payment, discharge or satisfaction in full of the Guaranteed Obligations.

Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise; provided, however, that such waiver shall expire upon the payment, discharge or satisfaction in full of the Guaranteed Obligations.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Secured Obligations, the Note, the Pledge Agreement, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action; provided, however, that the Guaranteed Obligations under clause (ii) of the definition thereof shall be reduced to the extent that any amendment of the Loan Documents executed by Borrower and Lender expressly reduces the principal balance of the Loan.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

Section 2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Pledge Agreement, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Pledge Agreement, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of Borrower or Guarantor into or with any other Person.

Section 2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under the Bankruptcy Code or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and to extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

Section 3.1 Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

Section 3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (a) is and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Organization. Guarantor is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the other Loan Documents to which it is a party, and has the power and authority to execute, deliver and perform under this Guaranty, the other Loan Documents to which it is a party and all the transactions contemplated hereby and thereby.

Section 3.6 Proceedings; Enforceability. This Guaranty and the other Loan Documents to which Guarantor is a party have been duly authorized, executed and delivered by Guarantor and constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither this Guaranty nor any other Loan Document to which Guarantor is a party is subject to any right of rescission, set-off, counterclaim or defense by Guarantor, including the defense of usury, nor would the operation of any of the terms of this Guaranty or such other Loan Documents, or the exercise of any right hereunder or thereunder, render this Guaranty or such other Loan Documents unenforceable, and Guarantor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 3.7 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the other Loan Documents to which Guarantor is a party, and the consummation of the transactions contemplated hereunder and thereunder, do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor.

Section 3.8 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the other Loan Documents to which Guarantor is a party, or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Guarantor.

Section 3.9 Litigation; Full and Accurate Disclosure. Except as disclosed in writing by Guarantor to Lender from time to time, there is no action, suit, proceeding or investigation pending or, to the best of Guarantor’s Knowledge, threatened in writing against Guarantor in any court or by or before any other Governmental Authority which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

Section 3.10 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof until such time as the Guaranteed Obligations are paid, discharged or satisfied in full.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Secured Obligations or the Guaranteed Obligations remain outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of

Lender, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting liens or security interests in any of its assets to any Person other than Lender.

ARTICLE 5

COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b) “Liquid Asset” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (i) cash, (ii) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Lender, (iii) marketable securities listed on a national or international exchange reasonably acceptable to Lender, marked to market, (iv) unfunded, unconditional, unencumbered and irrevocable capital commitments from institutional investors of a quality and creditworthiness consistent with investors in Sponsor as of the Closing Date, callable as of right by Guarantor, TPG RE Finance Trust, Inc., a Maryland corporation (“Sponsor”), or their respective Controlled Affiliates (but expressly excluding any such capital commitments pledged as security for any subscription or other credit facility under clause (v) or otherwise) and (v) any currently available but undrawn amount under any subscription credit facility(ies) of Guarantor, Sponsor or their respective Controlled Affiliates (provided that such amount would be available to be drawn by Guarantor, Sponsor or such Affiliate notwithstanding the existence of any Event of Default under the Loan Documents); provided that Liquid Assets shall not include the Asset or any asset that is otherwise part of the collateral for the Loan.

(c) “Net Worth” shall mean, as of a given date, on a consolidated basis, (i) Guarantor’s total assets as of such date (exclusive of any interest in the Asset or in any other asset that is part of the collateral for the Loan) less (ii) Guarantor’s total liabilities, in each case, as determined in accordance with GAAP.

Section 5.2 Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor (i) shall maintain (x) a Net Worth of not less than $125,000,000 (the “Net Worth Threshold”) and (y) Liquid Assets of not less than $50,000,000 (the “Liquid Assets Threshold”); provided that upon Borrower’s funding, after the date hereof, of the portion of any Underlying Advance Request Amounts required to be funded by Borrower pursuant to Section 2.07(a)(v) of the Loan Agreement (from funds other than any Additional Advances made by Lender under the Loan Agreement), the Net Worth Threshold and the Liquid Assets Threshold shall each be reduced on a dollar for dollar basis by the amount of such Underlying Advance Request Amounts funded by Borrower and (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction or if such transaction would cause the Net Worth of Guarantor to fall below the Net Worth Threshold or the Liquid Assets of Guarantor to fall below the Liquid Assets Threshold.

Section 5.3 Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing or while an Event of Default has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate that would reduce the Net Worth of Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein.

Section 5.4 Financial Statements. Guarantor shall deliver to Lender:

(a) within 120 days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual audited financial statements, prepared in accordance with GAAP, certified by an independent certified public accountant of recognized national standing, without qualification as to scope of audit or going concern, including statements of income and retained earnings and cash flow and a balance sheet for Guarantor, together with a certificate of a Responsible Officer of Guarantor (A) setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar year and based on such annual financial statements, and (B) certifying that such annual financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Guarantor;

(b) within 45 days after the end of each fiscal quarter of Guarantor, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by a Responsible Officer of Guarantor, together with a certificate of a Responsible Officer of Guarantor (A) setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar quarter and based on the foregoing quarterly financial statements, and (B) certifying that such quarterly financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Guarantor in a manner consistent with GAAP; and

(c) within 20 days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.

Section 5.5 Additional Covenants

(a) Existence. Compliance with Legal Requirements. Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all material rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of its business and comply with all Legal Requirements applicable to it and its assets. Guarantor shall not engage in any dissolution, liquidation or consolidation or merger with or into any other business entity without obtaining the prior consent of Lender.

(b) Litigation. Guarantor shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Guarantor which would reasonably be expected by Guarantor to have a Material Adverse Effect.

(c) Patriot Act. Guarantor will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Guarantor, including those relating to money laundering and terrorism.

(d) Further Assurances. Guarantor shall, at Guarantor’s sole cost and expense:

(i) cure any defects in the execution and delivery of the Loan Documents to which Guarantor is a party and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any omissions in the Loan Documents to which Guarantor is a party, as Lender may reasonably require; and

(ii) do and execute all and such further lawful and reasonable acts, conveyances and assurances as required to effectuate the intent and purpose of this Guaranty and the other Loan Documents to which Guarantor is a party, as Lender may reasonably require from time to time.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. Unless otherwise provided in the Loan Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopy or email provided that such telecopy or email notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified for the intended recipient at the address listed below or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 6.2. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered on a Business Day, (c) in the case of expedited prepaid delivery upon delivery on a Business Day, or (d) in the case of telecopy or email, upon delivery; provided that the transmitting party did not receive an electronic notice of a transmission failure. A party receiving a notice which does not comply with the technical requirements for notice under this Section 6.2 may elect to waive any deficiencies and treat the notice as having been properly given.

If to Lender:	Deutsche Bank AG New York Branch
60 Wall Street, 10th Floor
New York, NY 10005
Attention: Dino Paparelli
Facsimile No. (212) ###-####

with a copy to:	Hanover Street Capital, LLC
48 Wall Street 14th Floor
New York, New York 10005
Attention: Amy Sinensky
Fax: 212-###-####

and to:	Sidley Austin LLP
787 7th Avenue
New York, New York 10019
Attention: Robert L. Boyd, Esq.
Telephone: 212-###-####
Email: #####@sidley.com

If to Guarantor:	TPG RE Finance Trust Holdco, LLC
c/o TPG Real Estate Finance Trust, Inc.
888 7th Avenue
New York, New York 10106
Attention: Ian McColough
Facsimile No. (212) ###-####

with a copy to:	Ropes and Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: David Djaha, Esq.; Daniel Stanco, Esq.
Fax: (646) ###-#### (DD)
(646) ###-#### (DS)

Section 6.3 Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON GUARANTOR AT THE ADDRESS FOR GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS FOR GUARANTOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, Guarantor may be replaced by a replacement guarantor in accordance with the terms set forth in Section 11.19 of the Loan Agreement.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

Section 6.12 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE PLEDGE AGREEMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

Section 6.13 Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors or (iii) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as “Secondary Market Transaction”). Subject to the terms, conditions and limitations set forth in the Loan Agreement, Guarantor shall, at no material cost to Guarantor, cooperate with Lender in effecting any such Secondary Market Transaction and shall provide (or cause Borrower to provide) such information, indemnities and materials as may be required or necessary pursuant to Section 11.4 of the Loan Agreement.

Section 6.14 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower and any subsequent holder or holders of the Asset or any part thereof or interest therein”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (f) the word “Asset” shall include any portion of the Asset and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Asset, the Leases and/or the Rents and/or in enforcing its rights hereunder.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Clive D. Bode
Name: Clive D. Bode
Title: Vice President